Exhibit 99.1

Kennedy-Wilson Holdings, Inc.
Third Quarter 2014
Earnings Release and Supplemental Financial Information

Premiere Ichibancho Tokyo	The Ritz Carlton, Lake Tahoe Lake Tahoe	State Street Building Dublin

Kennedy-Wilson Holdings, Inc.
Supplemental Financial Information
For the Quarter Ended September 30, 2014

Common Definitions
·        “KWH,” “Kennedy Wilson,” the "Company," "we," "our," or "us" refer to Kennedy-Wilson Holdings, Inc. and its wholly-owned subsidiaries. The consolidated financial statements of the Company include the results of the Company's consolidated subsidiaries (including KWE).
·        “KWE” refers to Kennedy Wilson Europe Real Estate plc, a London Stock Exchange listed company that we externally manage through a wholly-owned subsidiary.  In its capacity as external manager of KWE, KWH receives certain (i) management fees equal to 1% of KWE’s adjusted net asset value (EPRA NAV), half of which is paid in cash and the remainder paid in KWE shares; and (ii) performance fees, all of which is paid in KWE shares.  In accordance with U.S. GAAP, the results of KWE are consolidated in our financial statements.  We own an approximately 13.3% equity interest in KWE and throughout this release and supplemental financial information, we refer to our pro-rata ownership stake (based on our 13.3% equity interest) in investments made and held directly by KWE.
·        "Adjusted EBITDA" represents Consolidated EBITDA as defined below, adjusted to exclude merger related expenses, share based compensation expense and EBITDA attributable to noncontrolling interests.
·        “Adjusted fees’’ refers to Kennedy Wilson’s investment management, property services and research fees adjusted to include fees eliminated in consolidation and Kennedy Wilson’s share of fees in unconsolidated service businesses.
·        "Adjusted Net Income” represents Consolidated Adjusted Net Income as defined below, adjusted to exclude net income attributable to noncontrolling interests, before depreciation and amortization.
·    "Consolidated Adjusted Net Income” represents net income before depreciation and amortization, our share of depreciation and amortization included in income from unconsolidated investments and share based compensation expense.
·       "Consolidated EBITDA" represents net income before interest expense, our share of interest expense included in income from investments in unconsolidated investments, depreciation and amortization, our share of depreciation and amortization included in income from unconsolidated investments, loss on early extinguishment of corporate debt and income taxes.
·        “Consolidated investment account” refers to the sum of Kennedy Wilson’s equity in: cash held by consolidated investments, consolidated real estate and acquired in-place leases, unconsolidated investments and consolidated loans gross of accumulated depreciation and amortization.
·        “Equity partners” refers to subsidiaries that we consolidate in our financial statements under U.S. GAAP (other than wholly-owned subsidiaries), including KWE, and third-party equity providers.
·        “Investment account” refers to the consolidated investment account presented after noncontrolling interest on invested assets gross of accumulated depreciation.

·        “Same property" refers to properties in which Kennedy Wilson has an ownership interest during the entire span of both periods being compared.

Note about Non-GAAP financial information included in this presentation
In addition to the results reported in accordance with U.S. generally accepted accounting principles ("GAAP") included within this presentation, Kennedy Wilson has provided certain information, which includes non-GAAP financial measures (Consolidated EBITDA, Adjusted EBITDA, Consolidated Adjusted Net Income, Adjusted Net Income, Adjusted Net Income Per Basic Share, and Adjusted Fees, as defined above). Such information is reconciled to its closest GAAP measure in accordance with the rules of the Securities and Exchange Commission and is included within this presentation. These measures may contain cash and non-cash acquisition-related gains and expenses and gains and losses from the sale of real-estate related investments.  Consolidated non-GAAP measures discussed throughout this report contain income or losses attributable to non-controlling interests. Management believes that these non-GAAP financial measures are useful to both management and Kennedy Wilson's shareholders in their analysis of the business and operating performance of the Company. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measures. Additionally, non-GAAP financial measures as presented by Kennedy Wilson may not be comparable to similarly titled measures reported by other companies.

Contact:    Christina Cha
Vice President of Corporate Communication
Kennedy Wilson
(310) 887-6217                                9701 Wilshire Blvd. Suite 700
ir@kennedywilson.com                            Beverly Hills, CA 90212
www.kennedywilson.com

NEWS RELEASE

KENNEDY WILSON REPORTS THIRD QUARTER 2014 EARNINGS
Adjusted EBITDA increases 67% and Adjusted Net Income increases 101% in Q3

BEVERLY HILLS, Calif. (November 5, 2014) - Kennedy-Wilson Holdings, Inc. (NYSE: KW) today reported results for the third quarter of 2014.
For the three months ended September 30, 2014:

•	Adjusted EBITDA was $69.5 million, up 67% from $41.5 million for the same period in 2013.

•	Adjusted Net Income was $30.5 million or $0.34 per basic share compared to $15.2 million or $0.21 per basic share for the same period in 2013.

•
GAAP net income to common shareholders was a loss of $2.2 million or $0.03 loss per basic and diluted share compared to a loss of $4.1 million or $0.06 loss per basic and diluted share for the same period in 2013.

For the nine months ended September 30, 2014:

•	Adjusted EBITDA was $261.0 million, a 138% increase from $109.5 million for the same period in 2013.

•	Adjusted Net Income was $129.0 million or $1.45 per basic share compared to $41.9 million or $0.61 per basic share for the same period in 2013.

•
GAAP net income to common shareholders was $44.6 million or $0.47 per basic and diluted share compared to a loss of $10.2 million or a $0.15 loss per basic and diluted share for the same period in 2013.

"In the third quarter, we found attractive investment opportunities and, at the same time, we realized certain investments for which we had achieved our business plan," said William McMorrow, chairman and CEO of Kennedy Wilson. "We continue to focus on operating performance and value creation in our existing portfolio while maintaining ample liquidity to take advantage of our robust pipeline."

3Q Highlights

•
In August 2014, the Company converted its note secured by the landmark Shelbourne Hotel located in Dublin, Ireland into a direct 100% ownership interest in the property. As a result of taking title to the property, the Company consolidated the assets and liabilities at fair value and recognized an acquisition-related gain of $28.6 million.

•
As of September 30, 2014, the Company and its consolidated subsidiaries had approximately $1.5 billion of potential liquidity, which includes approximately $665 million of availability under lines of credit for KWH and KWE.

•
During the three months ended September 30, 2014, the Company and its equity partners (including KWE) completed approximately $732 million of investment transactions. The Company invested $108 million in $452 million of acquisitions and received $52 million from $280 million of dispositions.

Year-to-date Highlights

•
During the nine months ended September 30, 2014, the Company and its equity partners (including KWE) completed approximately $3.6 billion of investment transactions. The Company invested $403 million of equity in $2.6 billion of acquisitions and received $163 million from $963 million of dispositions.

Investments business
For the three months ended September 30, 2014, the Company's Investments segment reported the following results:

•	Adjusted EBITDA was $65.2 million, a 74% increase from $37.5 million for the same period in 2013.

•	For same property multifamily units, total revenues increased 8%, net operating income increased 9% and occupancy remained at 95% from the same period in 2013.

•	For same property commercial real estate, total revenues increased 4%, net operating income increased 6% and occupancy was flat at 85% from the same period in 2013.

•
The Company and its equity partners acquired approximately $452 million of real estate related investments (including $270 million acquired by KWE) in which the Company invested $108 million of equity representing an approximate 24% weighted average ownership stake. The Company's investments for the quarter were directed 60% to the United Kingdom and Ireland and 40% to the Western U.S.

•
The Company and its equity partners sold three commercial properties, two multifamily properties, one condo unit, and one residential investment which resulted in gross sales proceeds of $280 million. The Company’s share of the net proceeds (after repayment of debt) was $52 million including promoted interests (compared to $39 million of net book value).

For the nine months ended September 30, 2014, the Company's Investments segment reported the following results:

•	Adjusted EBITDA was $230.8 million, a 142% increase from $95.2 million for the same period in 2013.

•	For same property multifamily units, total revenues increased 7%, net operating income increased 10% and occupancy remained at 95% from the same period in 2013.

•	For same property commercial real estate, total revenues increased 3%, net operating income increased 1% and occupancy increased 1% to 85% from the same period in 2013.

•
Through September 30, 2014, the Company and its equity partners acquired approximately $2.6 billion of real estate related investments (including $2.0 billion acquired by KWE) in which the Company invested $403 million of equity representing an approximate 16% weighted average ownership stake. The Company's investments year-to-date were directed 82% to the United Kingdom and Ireland and 18% to the Western U.S.

•
Through September 30, 2014, the Company and its equity partners sold 16 commercial properties, three multifamily properties, six condo units, and three residential investments which resulted in gross sales proceeds of $963 million. The Company’s share of net proceeds (after repayment of debt) was $163. million including promoted interests (compared to $93 million of net book value).

Services business
For the three months ended September 30, 2014, the Company's Services segment reported the following results:

•	Adjusted Fees were $22.2 million, a 1% increase from $22.0 million for the same period in 2013.

•	Adjusted EBITDA was $8.7 million, which remained flat compared to the same period in 2013.
For the nine months ended September 30, 2014, the Company's Services segment reported the following results:

•	Adjusted Fees were $89.1 million, a 57% increase from $56.7 million for the same period in 2013.

•	Adjusted EBITDA was $47.0 million, a 87% increase from $25.2 million for the same period in 2013.
Financing

•	In July 2014, the Company increased its unsecured line of credit from $140 million to $300 million.

•
In September 2014, the Company paid off approximately $40.0 million of junior subordinated debt which was due in April 2037. At the time of satisfaction and discharge of its obligation, the Company was paying interest at a rate of 9.1%.

Kennedy Wilson Europe Real Estate Plc (LSE: KWE)

•
KWH owns 13.3% of KWE’s total share capital as of September 30, 2014 and one of our wholly-owned subsidiaries serves as KWE's external manager, in which capacity we receive certain management and performance fees. Since KWE's inception through September 30, 2014, the management fees paid or payable by KWE to KWH are approximately $8.7 million (50% paid in KWE shares).

•
Since its launch in February 2014, KWE has acquired 79 direct real estate assets with approximately 6.4 million square feet and three loan portfolios secured by 42 real estate assets totaling $2.0 billion in purchase price, which currently produce approximately $132 million of annualized net operating income(net rental income for property portfolios, EBITDA for hotels and interest income for loan portfolios).

•
During the third quarter, KWE completed approximately $505 million of financings secured by three portfolios with a total of 61 commercial properties located throughout the United Kingdom with a weighted average maturity of October 2019 and interest rate of 3 month GBP LIBOR+1.84%.

•
In September 2014, KWE entered into a three year unsecured floating rate revolving debt facility of approximately $365 million with a syndicate of banks. The facility was undrawn as of September 30, 2014.

Subsequent events

•
In October 2014, KWE completed a secondary offering of approximately $565 million of ordinary shares. KWH acquired approximately $75 million of KWE’s ordinary shares maintaining its 13.3% ownership in KWE. In total, KWH owns approximately 18.0 million shares of KWE with a cost basis of $297.6 million.

•	In October 2014, the Company drew $50.0 million on its credit facility, with $250.0 million remained available to be drawn.

Conference Call and Webcast Details
Kennedy Wilson will hold a live conference call and webcast to discuss results at 7:00 a.m. PT/ 10:00 a.m. ET on November 6, 2014.
The direct dial-in number for the conference call is (866) 638-3013 for U.S. callers and (630) 691-2761 for international callers. The confirmation number for the live call is 38358716.
A replay of the call will be available for one week beginning two hours after the live call and can be accessed by (888) 843-7419 for U.S. callers and (630) 652-3042 for international callers. The passcode for the replay is 38358716#.
The webcast will be available at: http://edge.media-server.com/m/p/8ugffkzx/lan/en. A replay of the webcast will be available two hours after the original webcast on the Company’s investor relations web site for one year.
About Kennedy Wilson
Founded in 1977, Kennedy Wilson is a vertically integrated global real estate investment and services company headquartered in Beverly Hills, CA, with 25 offices in the U.S., U.K., Ireland, Spain, Jersey and Japan.  The company, on its own or with partners, invests opportunistically in a variety of real estate related investments, including multi-family, commercial, loan purchases and originations, residential, and hotels.  Kennedy Wilson offers a comprehensive array of real estate services including investment management, property services, auction, conventional sales, brokerage and research. For further information on Kennedy Wilson, please visit www.kennedywilson.com.
Forward-Looking Statements
Statements made by us in this report and in other reports and statements released by us that are not historical facts constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21 of the Securities Exchange Act of 1934, as amended. These forward-looking statements are necessarily estimates reflecting the judgment of our senior management based on our current estimates, expectations, forecasts and projections and include comments that express our current opinions about trends and factors that may impact future operating results. Disclosures that use words such as "believe," "anticipate," "estimate," "intend," "could," "plan," "expect," "project" or the negative of these, as well as similar expressions, are intended to identify forward-looking statements. These statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause our actual results, performance or achievement, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties may include the factors and the risks and uncertainties described elsewhere in this report and other filings with the Securities and Exchange Commission (the "SEC"), including the Item 1A. "Risk Factors" section of our Annual Report on Form 10-K for the year end December 31, 2013, as amended by our subsequent filings with the SEC. Any such forward-looking statements, whether made in this report or elsewhere, should be considered in the context of the various disclosures made by us about our businesses including, without limitation, the risk factors discussed in our filings with the SEC. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, changes in assumptions, or otherwise.

Common Definitions
·        “KWH,” “Kennedy Wilson,” the "Company," "we," "our," or "us" refer to Kennedy-Wilson Holdings, Inc. and its wholly-owned subsidiaries. The consolidated financial statements of the Company include the results of the Company's consolidated subsidiaries (including KWE).

·        “KWE” refers to Kennedy Wilson Europe Real Estate plc, a London Stock Exchange listed company that we externally manage through a wholly-owned subsidiary.  In its capacity as external manager of KWE, KWH receives certain (i) management fees equal to 1% of KWE’s adjusted net asset value (EPRA NAV), half of which is paid in cash and the remainder paid in KWE shares; and (ii) performance fees, all of which is paid in KWE shares.  In accordance with U.S. GAAP, the results of KWE are consolidated in our financial statements.  We own an approximately 13.3% equity interest in KWE and throughout this release and supplemental financial information, we refer to our pro-rata ownership stake (based on our 13.3% equity interest) in investments made and held directly by KWE.
·        "Adjusted EBITDA" represents Consolidated EBITDA as defined below, adjusted to exclude merger related expenses, share based compensation expense and EBITDA attributable to noncontrolling interests.
·        “Adjusted fees’’ refers to Kennedy Wilson’s investment management, property services and research fees adjusted to include fees eliminated in consolidation and Kennedy Wilson’s share of fees in unconsolidated service businesses.
·        "Adjusted Net Income” represents Consolidated Adjusted Net Income as defined below, adjusted to exclude net income attributable to noncontrolling interests, before depreciation and amortization.
·    "Consolidated Adjusted Net Income” represents net income before depreciation and amortization, our share of depreciation and amortization included in income from unconsolidated investments and share based compensation expense.
·       "Consolidated EBITDA" represents net income before interest expense, our share of interest expense included in income from investments in unconsolidated investments, depreciation and amortization, our share of depreciation and amortization included in income from unconsolidated investments, loss on early extinguishment of corporate debt and income taxes.
·        “Consolidated investment account” refers to the sum of Kennedy Wilson’s equity in: cash held by consolidated investments, consolidated real estate and acquired in-place leases, unconsolidated investments and consolidated loans gross of accumulated depreciation and amortization.
·        “Equity partners” refers to subsidiaries that we consolidate in our financial statements under U.S. GAAP (other than wholly-owned subsidiaries), including KWE, and third-party equity providers.
·        “Investment account” refers to the consolidated investment account presented after noncontrolling interest on invested assets gross of accumulated depreciation.
·        “Same property" refers to properties in which Kennedy Wilson has an ownership interest during the entire span of both periods being compared.

Non-GAAP Financial Information
In addition to the results reported in accordance with U.S. generally accepted accounting principles ("GAAP") included within this presentation, Kennedy Wilson has provided certain information, which includes non-GAAP financial measures (Consolidated EBITDA, Adjusted EBITDA, Consolidated Adjusted Net Income, Adjusted Net Income, Adjusted Net Income Per Basic Share and Adjusted Fees). Such information is reconciled to its closest GAAP measure in accordance with the rules of the Securities and Exchange Commission and is included within this presentation. These measures may contain cash and non-cash acquisition-related gains and expenses and gains and losses from the sale of real-estate related investments.  Consolidated non-GAAP measures discussed throughout this report may contain gains or losses attributable to non-controlling interests. Management believes that these non-GAAP financial measures are useful to both management and Kennedy Wilson's shareholders in their analysis of the business and operating performance of the Company. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any

GAAP measures. Additionally, non-GAAP financial measures as presented by Kennedy Wilson may not be comparable to similarly titled measures reported by other companies.

Tables Follow

Kennedy-Wilson Holdings, Inc.
Consolidated Balance Sheets
(Unaudited)
(Dollars in millions)

	September 30,	December 31,
	2014	2013
Assets
Cash and cash equivalents	$236.3	$170.2
Cash held by consolidated investments	591.3	8.0
Accounts receivable	42.2	16.6
Real estate and acquired in place lease values, net of accumulated depreciation and amortization	3,839.6	688.1
Loans	266.7	56.8
Unconsolidated investments	504.9	786.1
Other assets	232.3	73.0
Total assets	$5,713.3	$1,798.8

Liabilities
Accounts payable, accrued expenses and other liabilities	253.8	129.1
Investment debt	2,049.8	401.8
Senior notes payable	705.9	409.0
Junior subordinated debentures	—	40.0
Total liabilities	3,009.5	979.9
Equity
Cumulative preferred stock	—	—
Common stock	—	—
Additional paid-in capital	991.2	801.3
Retained earnings (accumulated deficit)	(22.6)	(42.2)
Accumulated other comprehensive (loss) income	(13.2)	9.2
Total Kennedy-Wilson Holdings, Inc. shareholders’ equity	955.4	768.3
Noncontrolling interests	1,748.4	50.6
Total equity	2,703.8	818.9
Total liabilities and equity	$5,713.3	$1,798.8

Kennedy-Wilson Holdings, Inc.
Consolidated Statements of Operations
(Unaudited)
(Dollars in millions, except share amounts and per share data)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenue
Investment management, property services and research fees	$12.9	$20.9	$65.0	$54.0
Rental and hotel	93.5	10.5	161.3	27.3
Sale of real estate	1.6	1.6	19.0	10.1
Loans and other	5.7	0.5	11.7	1.4
Total revenue	113.7	33.5	257.0	92.8
Operating expenses
Commission and marketing	2.0	1.0	3.8	2.8
Rental and hotel operating	37.8	4.2	69.9	11.9
Cost of real estate sold	1.1	0.9	14.6	7.9
Compensation and related	26.8	20.9	79.6	52.8
General and administrative	11.8	5.8	28.3	17.6
Depreciation and amortization	34.7	4.5	67.3	12.0
Total operating expenses	114.2	37.3	263.5	105.0
Income from unconsolidated investments, net of depreciation and amortization	12.1	13.2	45.9	30.1
Operating income	11.6	9.4	39.4	17.9
Non-operating income (expense)
Acquisition-related gains	28.9	1.6	199.2	11.1
Acquisition-related expenses	(5.3)	—	(16.9)	(0.5)
Interest expense-investment	(13.8)	(2.8)	(30.2)	(7.4)
Interest expense-corporate (1)	(15.9)	(10.3)	(41.1)	(29.7)
Other income	(1.9)	0.1	1.0	0.5
Income (loss) before (provision for) benefit from income taxes	3.6	(2.0)	151.4	(8.1)
(Provision for) benefit from income taxes	(6.6)	(0.8)	(40.8)	1.4
Net (loss) income	(3.0)	(2.8)	110.6	(6.7)
Net loss (income) attributable to the noncontrolling interests	2.8	0.7	(59.9)	2.6
Preferred stock dividends and accretion of issuance costs	(2.0)	(2.0)	(6.1)	(6.1)
Net (loss) income attributable to Kennedy-Wilson Holdings, Inc common shareholders	$(2.2)	$(4.1)	$44.6	$(10.2)
Basic earnings per share(2)
(Loss) income per basic	$(0.03)	$(0.06)	$0.47	$(0.15)
Weighted average shares outstanding for basic	89,267,838	72,643,000	88,854,215	68,486,876
Diluted earnings per share(2)
(Loss) income per diluted	$(0.03)	$(0.06)	$0.47	$(0.15)
Weighted average shares outstanding for diluted	89,267,838	72,643,000	90,169,008	68,486,876
Dividends declared per common share	$0.09	$0.07	$0.27	$0.21
(1) Includes early extinguishment of corporate debt of $1.5 million and $0 for the three months ended September 30, 2014 and 2013 and $1.5 million and $0 for the nine months ended September 30, 2014 and 2013.
(2) Includes impact of the Company allocating income (loss) per basic and diluted share to participating securities

Kennedy-Wilson Holdings, Inc.
Consolidated Adjusted Net Income and Adjusted Net Income
(Unaudited)
(Dollars in millions, except share amounts and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net (loss) income	$(3.0)	$(2.8)	$110.6	$(6.7)
Non-GAAP adjustments:
Add back:
Depreciation and amortization	34.7	4.5	67.3	12.0
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	9.9	11.8	37.1	31.3
Share-based compensation	5.3	2.0	8.7	5.4
Consolidated Adjusted Net Income	46.9	15.5	223.7	42.0
Less:
Net income attributable to the noncontrolling interests, before depreciation and amortization(1)	(16.4)	(0.3)	(94.7)	(0.1)
Adjusted Net Income	$30.5	$15.2	$129.0	$41.9

Basic weighted average number of common shares outstanding	89,267,838	72,643,000	88,854,215	68,486,876
Basic Adjusted Net Income per share	$0.34	$0.21	$1.45	$0.61
(1) $19.2 million and $1.0 million of depreciation and amortization for the three months ended September 30, 2014 and 2013 and $34.8 million and $2.7 million for the nine months ended September 30, 2014 and 2013.

Consolidated EBITDA and Adjusted EBITDA
(Unaudited)
(Dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net (loss) income	$(3.0)	$(2.8)	$110.6	$(6.7)
Non-GAAP adjustments:
Add back:
Interest expense-investment	13.8	2.8	30.2	7.4
Interest expense-corporate(1)	14.4	10.3	39.6	29.7
Early extinguishment of corporate debt	1.5	—	1.5	—
Kennedy Wilson's share of interest expense included in unconsolidated investments	7.9	12.7	28.4	33.4
Depreciation and amortization	34.7	4.5	67.3	12.0
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	9.9	11.8	37.1	31.3
(Benefit from) provision for income taxes	6.6	0.8	40.8	(1.4)
Consolidated EBITDA	85.8	40.1	355.5	105.7
Add back (less):
Share-based compensation	5.3	2.0	8.7	5.4
EBITDA attributable to noncontrolling interests (2)	(21.6)	(0.6)	(103.2)	(1.6)
Adjusted EBITDA	$69.5	$41.5	$261.0	$109.5
(1) Excludes early extinguishment of corporate debt.
(2) $24.4 million and $1.3 million of depreciation, amortization and interest for the three months ended September 30, 2014 and 2013 and $43.3 million and $4.2 million for the nine months ended September 30, 2014 and 2013

Kennedy-Wilson Holdings, Inc.
Adjusted Fees
(Unaudited)
(Dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Investment management, property services and research fees	$12.9	$20.9	$65.0	$54.0
Non-GAAP adjustments:
Add back:
Fees eliminated in consolidation(1)	6.1	1.1	13.8	2.7
KW share of fees in unconsolidated service businesses (2)	3.2	—	10.3	—
Adjusted Fees	$22.2	$22.0	$89.1	$56.7
(1) The three and nine months ended September 30, 2014, include $3.9 million and $8.1 million of fees recognized in net (income) loss attributable to noncontrolling interests relating to portion of fees paid by noncontrolling interest holders in KWE and equity partner investments. There is no comparable activity in the prior period since KWE and the consolidation of non-wholly owned investments incurred during 2014.
(2) Included in income from unconsolidated investments relating to the Company's investment in a servicing platform in Spain. The investment was made during the fourth quarter of 2014 so no comparable prior period activity.

Kennedy-Wilson Holdings, Inc.
Adjusted EBITDA by Segment(1)
(Unaudited)
(Dollars in millions)

	Three months ended		Nine months ended
	September 30,		September 30,
	2014	2013	2014	2013
Investments
Revenue	$100.8	$12.6	$192.0	$38.8
Operating expenses	(89.9)	(18.2)	(197.5)	(57.0)
Income from unconsolidated investments, net of depreciation and amortization	11.4	13.2	43.1	30.1
Operating income	22.3	7.6	37.6	11.9
Non-operating income (expense):
Acquisition-related gains	28.9	1.6	199.2	11.1
Other non-operating expenses	(21.2)	(1.8)	(46.3)	(7.6)
Total Non-operating income (expense)	7.7	(0.2)	152.9	3.5
Net income	30.0	7.4	190.5	15.4
Add back (less):
Interest expense - investment	13.8	2.8	30.2	7.4
Kennedy Wilson's share of interest expense included in unconsolidated investments	7.9	12.7	27.4	33.4
Depreciation and amortization	34.7	4.5	67.3	12.0
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	9.2	11.8	35.1	31.3
EBITDA attributable to noncontrolling interests (2)	(24.3)	(0.6)	(105.9)	(1.6)
Fees eliminated in consolidation	(6.1)	(1.1)	(13.8)	(2.7)
Adjusted EBITDA	$65.2	$37.5	$230.8	$95.2
(1) Adjusted EBITDA for Corporate segment was $(4.4) million and $(3.7) million for three months ended September 30, 2014 and 2013 and $(16.8) million and $(10.9) million for the nine months ended September 30, 2014 and 2013
(2)$24.4 million and $1.3 million of depreciation, amortization and interest for the three months ended September 30, 2014 and 2013 and $43.3 million and $4.2 million for the nine months ended September 30, 2014 and 2013

	Three months ended		Nine months ended
	September 30,		September 30,
	2014	2013	2014	2013
Services
Revenue	$12.9	$20.9	$65.0	$54.0
Operating expenses	(14.5)	(13.3)	(40.4)	(31.5)
Operating (loss) income	(1.6)	7.6	24.6	22.5
Income from unconsolidated investments, net of depreciation and amortization	0.7	—	2.8	—
Net (loss) income	(0.9)	7.6	27.4	22.5
Add back:
Kennedy Wilson's share of interest expense included in unconsolidated investments	0.1	—	1.1	—
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	0.7	—	2.0	—
Operating expenses attributable to noncontrolling interests	2.7	—	2.7	—
Fees eliminated in consolidation	6.1	1.1	13.8	2.7
Adjusted EBITDA	$8.7	$8.7	$47.0	$25.2

Kennedy-Wilson Holdings, Inc.
Capitalization Summary
(Unaudited)
(Dollars in millions, except share amounts, warrants, and per share data)

	September 30, 2014	December 31, 2013
Market Data
Common stock price per share (1)	$23.96	$22.25
Common stock and convertible preferred stock:
Basic shares outstanding (1)	94,807,377	82,592,607
Shares of common stock underlying Series A mandatory convertible preferred (2)	8,058,018	8,058,018
Shares of common stock underlying Series B mandatory convertible preferred (3)	3,042,056	3,042,056
Cashless conversion of warrants into common stock(5)	1,296,540	1,187,854
Total common stock and convertible preferred stock	107,203,991	94,880,535

Equity Market Capitalization	$2,568.6	$2,111.1

Corporate Debt (4)
Senior notes payable	705.0	405.0
Junior subordinated debentures	—	40.0
Total corporate debt	705.0	445.0
Total Capitalization	3,273.6	2,556.1
Less: cash and cash equivalents (excluding cash held by consolidated investments)	(236.3)	(170.2)
Total Enterprise Value	$3,037.3	$2,385.9

(1) Basic share count and common stock share price per share as of September 30, 2014 and December 31, 2013. As of November 4, 2014, the common stock price per share was $27.40.
(2) $100 million of Series A mandatory convertible preferred with a mandatory conversion date of May 19, 2015 and a conversion rate of $12.41 per share.
(3) $32.5 million of Series B mandatory convertible preferred with a mandatory conversion date of November 3, 2018 and a conversion rate of $10.70 per share.
(4) Excludes $2,049.8 million and $401.8 million of consolidated investment debt for the period ended September 30, 2014 and December 31, 2013, respectively.
(5) As of September 30, 2014 and December 31, 2013 there were 2,710,742 warrants outstanding. The warrants carry an exercise price of $12.50 and expire on November 14, 2014. Cashless conversion assumed based on closing stock price as of September 30, 2014 and December 31, 2013

Kennedy-Wilson Holdings, Inc.
Investment Account
(Unaudited)
(Dollars in millions)

September 30, 2014
Real estate and acquired in-place lease values, gross of accumulated depreciation and amortization of $88.6	$3,928.2
Loans	266.7
Investment debt	(2,049.8)
Cash held by consolidated investments	591.3
Unconsolidated investments(1), gross of accumulated depreciation and amortization of $68.8	546.7
Other(2)	39.0
Consolidated investment account	3,322.1
Add back:
Noncontrolling interests on investments, gross of depreciation and amortization of $33.0	(1,781.4)
Investment account	$1,540.7
(1) Excludes $27.0 million related to our investment in a servicing platform in Spain.
(2) Includes the Company's marketable securities, which are part of other assets, as well as net other assets of consolidated investments.

Investment Account Detail at September 30, 2014

	Commercial (1)	Multifamily (2)	Loans Secured by Real Estate (3)	Residential, Hotel, and Other (4)	Total
Western U.S.	$214.8	$360.6	$70.0	$189.3	$834.7
Japan	4.1	83.0	—	0.4	87.5
United Kingdom	142.0	2.5	39.9	12.7	197.1
Ireland	87.0	70.3	21.3	123.8	302.4
Subtotal	$447.9	$516.4	$131.2	$326.2	$1,421.7
KW share of cash held by consolidated investments (5)					119.0
Total					$1,540.7

								Loans Secured by
	Commercial			Multifamily				Real Estate			Residential, Hotel, and Other
	Properties	Rentable Sq. Ft.		Units	Properties	Rentable Sq. Ft.		Current UPB	# of Loans		Acres	Units	Lots	Hotel Rooms	# of Inv.
Western U.S.	33	5,044,231		15,767	44	13,740,475		$85.1	12		3,525	13	607	363	20
Japan	1	9,633		2,410	50	936,000		—	—		—	—	—	—	1
United Kingdom	77	8,315,567	(1)	66	1	42,100		639.5	29	(3)	520	233	—	209	2	(4)
Ireland	17	1,059,998	(1)	1,128	6	952,080	(2)	598.3	101	(3)	185	—	—	403	5	(4)
Total	128	14,429,429		19,371	101	15,670,655		$1,322.9	142		4,230	246	607	975	28

(1) Includes the following with respect to our share of investments made and held directly by KWE (based on our 13.3% ownership interest in KWE): $48.7 million investment account balance related to 61 commercial properties in the United Kingdom; and $35.1 million investment account balance related to 14 commercial properties in Ireland. The 61 commercial properties in the United Kingdom comprise 5.1 million rentable square feet and currently produce $67.8 million of annualized NOI. The 14 commercial properties in Ireland comprise 0.8 million rentable square feet and currently produce $31.3 million of annualized NOI.
(2) Includes $7.0 million investment account balance related to 2 multifamily properties in Ireland from our share of investments made and held directly by KWE (based on our 13.3% ownership interest in KWE). The 2 multifamily properties comprise 353 units and 0.3 million rentable square feet and currently produce $5.4 million of annualized NOI.
(3) Includes the following with respect to our share of investments made and held directly by KWE (based on our 13.3% ownership interest in KWE): $24.2 million investment account balance related to two loan portfolios in the United Kingdom comprising 6 loans secured by 25 real estate assets with a current UPB of $290 million; and $12.9 million investment account balance related to one loan portfolio in Ireland comprising 13 loans secured by 17 real estate assets with a current UPB of $274.1 million.
(4)Includes the following with respect to our share of investments made and held directly by KWE (based on our 13.3% ownership interests in KWE): $6.4 million investment account balance related to one hotel in the United Kingdom; and $6.2 million investment account balance related to one hotel in Ireland and one acre of development land. The hotel in the United Kingdom comprises of 520 acres and 209 hotel rooms and the hotel in Ireland comprises of 171 acres and 138 hotel rooms.
(5) Includes $68.2 million in cash held directly by KWE (based on our 13.3% ownership interest in KWE).

Kennedy-Wilson Holdings, Inc.
Investment Account
(Unaudited)
(Dollars in millions)

December 31, 2013
Real estate and acquired in-place lease values, gross of accumulated depreciation and amortization of $26.3	$714.4
Loans	56.8
Investment debt	(401.8)
Cash held by consolidated investments	8.0
Unconsolidated investments(1), gross of accumulated depreciation and amortization of $106.0	865.2
Other(2)	4.0
Consolidated investment account	1,246.6
Add back:
Noncontrolling interests on investments, gross of depreciation and amortization of $4.5	(55.1)
Investment account	$1,191.5
(1) Excludes $26.9 million related to our investment in a servicing platform in Spain.
(2) Includes marketable securities which are part of other assets.

Investment Account Detail at December 31, 2013

	Commercial	Multifamily	Loans Secured by Real Estate	Residential and Other	Total
Western U.S.	$252.0	$277.8	$112.5	$150.9	$793.2
Japan	4.5	91.4	—	0.4	96.3
United Kingdom	108.4	—	27.3	—	135.7
Ireland	102.1	51.4	8.3	—	161.8
Subtotal	$467.0	$420.6	$148.1	$151.3	$1,187.0
KW share of cash held by consolidated investments					4.5
Total					$1,191.5

	Commercial		Multifamily			Loans Secured by Real Estate		Residential and Other
	Properties	Rentable Sq. Ft	Units	Properties	Rentable Sq. Ft.	Current UPB	# of Loans	Acres	Units	Lots	Hotel Rooms.	# of Inv.
Western U.S.	33	5,058,318	14,196	40	12,503,216	$154.0	20	3,461	26	808	170	23
Japan	1	9,633	2,410	50	936,000	—	—	—	—	—	—	1
United Kingdom	34	4,062,116	—	—	—	538.7	27	—	—	—	—	—
Ireland	17	900,297	749	3	606,711	367.6	100	—	—	—	—	—
Total	85	10,030,364	17,355	93	14,045,927	$1,060.3	147	3,461	26	808	170	24

Investment Level Estimated Balance Sheet (1)
(Unaudited)
(Dollars in millions)

The following estimated investment level balance sheet represents the estimated combined balance sheets of consolidated investments and investments in which Kennedy Wilson has an ownership interest (2):

	September 30, 2014	December 31, 2013

Assets
Cash and cash equivalents	$546.6	$126.5
Real estate and acquired in place lease values, net of accumulated depreciation and amortization	7,017.4	5,382.9
Loans	549.6	358.8
Other assets	401.7	361.7
Total assets	$8,515.3	$6,229.9
Liabilities and equity
Liabilities
Accounts payable, accrued expenses and other liabilities	1,120.7	170.8
Investment debt	3,991.5	3,320.7
Total liabilities	5,112.2	3,491.5
Equity
Total equity	3,403.1	2,738.4
Total liabilities and equity	$8,515.3	$6,229.9

(1) Kennedy Wilson’s Investment Level Estimated Balance Sheet is solely provided to depict the overall size and scope of the operations of the investment portfolio in which Kennedy Wilson has an ownership interest.  The Investment Level Estimated Balance Sheet does not include third party assets that Kennedy Wilson manages and does not have an ownership interest. Please also refer to Kennedy Wilson’s Consolidated Balance Sheet on page 9 for its balance sheets prepared in accordance with U.S. GAAP.
(2) The Company has an approximate 45% ownership in our $8.5 billion investment portfolio as of September 30, 2014.

Investment Level Estimated Income Statement (1)
(Unaudited)
(Dollars in millions)

The following estimated investment level income statement represents the estimated combined income statements of consolidated investments and investments in which Kennedy Wilson has an ownership interest:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenue
Rental and hotel	$166.1	$113.9	$466.7	$301.2
Sale of real estate	339.3	113.0	431.3	177.4
Loans and other	6.6	29.9	44.4	82.0
Total revenue	512.0	256.8	942.4	560.6

Operating expenses
Rental and hotel operating and other	83.4	49.5	214.7	132.7
Cost of real estate sold	295.8	83.2	363.9	136.1
Depreciation and amortization	45.2	36.1	153.6	94.6
Total operating expenses	424.4	168.8	732.2	363.4

Net operating income	87.6	88.0	210.2	197.2

Non-operating income (expense)
Interest expense	(38.1)	(38.1)	(118.9)	(96.4)
Other non-operating expenses, including acquisition related expenses	(7.8)	(45.6)	(38.3)	(70.8)
Acquisition related gain	28.9	29.4	199.2	59.5
Net income	$70.6	$33.7	$252.2	$89.5
Add back:
Depreciation and amortization	$45.2	$36.1	$153.6	$94.6
Interest expense	38.1	38.1	118.9	96.4
Investment level EBITDA	$153.9	$107.9	$524.7	$280.5

(1) Kennedy Wilson’s Investment Level Estimated Income Statement is solely provided to depict the overall size and scope of the operations of the investment portfolio in which Kennedy Wilson has an ownership interest.  The Investment Level Estimated Income Statement does not include third party assets that Kennedy Wilson manages and does not have an ownership interest. Please also refer to Kennedy Wilson’s Consolidated Statement of Operations on page 10 for its statement of operations prepared in accordance with U.S. GAAP.

Kennedy-Wilson Holdings, Inc.
Investment Summary: Real Estate
(Unaudited)
(Dollars in millions)

Multifamily
				Net Operating Income (NOI)
	# of Properties	# of Units	Occupancy (1)	YTD Annualized (2)	Debt (3)(8)	Pre-Promote Ownership %	KW Investment Account(1)
Western U.S.	44	15,767	93.9%	$162.0	$1,714.8	45.2%	$360.6
Japan (4)	50	2,410	96.1	21.8	262.4	40.9	83.0
United Kingdom (6)	1	66	48.0	0.4	—	50.0	2.5
Ireland (4)(6)	6	1,128	96.9	18.3	141.1	40.2	70.3
Total	101	19,371	94.2%	$202.5	$2,118.3	44.3%	$516.4

Commercial
				Net Operating Income (NOI)
	# of Properties	Rentable Sq. Ft.	Occupancy (1)	YTD Annualized (2)	Debt (3)(8)	Pre-Promote Ownership %	KW Investment Account(1)
Western U.S.	33	5,044,231	80.3%	$49.1	$539.5	46.7%	$214.8
Japan (4)	1	9,633	100.0	0.3	2.4	82.0	4.1
United Kingdom(4)(5)	77	8,315,567	86.8	109.6	847.5	21.0	142.0
Ireland (4)(5)	17	1,059,998	89.3	43.1	323.7	23.3	87.0
Total	128	14,429,429	84.8%	$202.1	$1,713.1	27.8%	$447.9

Residential, Hotel, and Other
	# of Investments	Residential Units	Total Acres	Residential Lots	Hotel Rooms	Debt (8)	Pre-Promote Ownership%	KW Investment Account(1)
Western U.S.	20	13	3,525	607	363	$55.0	67.0%	$189.3
Japan	1	—	—	—	—	—	100.0%	0.4
United Kingdom (7)	2	233	520	—	209	—	31.5%	12.7
Ireland (7)	5	—	185	—	403	105.1	85.4%	123.8
Total	28	246	4,230	607	975	$160.1	72.6%	$326.2

(1) As of September 30, 2014
(2) Represents NOI for the nine months ended September 30, 2014 on an annualized basis. For deals purchased in 2014, the NOI represents estimated Year 1 NOI from our original underwriting. Excludes NOI representing approximately 572,000 commercial sq. ft. in the Western US and approximately 31,000 sq. ft. in Ireland that are either vacant or undergoing lease up.
(3) Debt represents 100% debt balance against properties as of September 30, 2014.
(4) Estimated foreign exchange rates are ¥109 = $1 USD, £0.62 = $1 USD and €0.79 = $1 USD, related to NOI and debt.
(5) Includes 75 properties comprising 5.9 million rentable square feet with $99.1 million of annualized NOI from the investments made and held directly by KWE.
(6) Includes 2 properties comprising 353 units and 0.3 million rentable square feet with $5.4 million of NOI from the investments made and held directly by KWE.
(7) Includes 692 acres and 347 hotel rooms from the investments made and held directly by KWE
(8) Includes $817.7 million of debt on the multifamily, commercial, residential, hotel and other investments made and held directly by KWE.

Kennedy-Wilson Holdings, Inc.
Investment Summary: Discounted Loan Purchases and Loan Originations
(Unaudited)
(Dollars in millions)

Discounted Loan Purchases

	Initial # of Loans (1)	Initial UPB (2)	# of Unresolved Loans	Total Collections	Current UPB(5)	Pre-Promote KW Share of Current UPB (4)	Pre-Promote Ownership%	KW Investment Account (5)
Western U.S.	9	$77.1	4	$44.4	$36.6	$22.8	62.4%	$21.5
United Kingdom (3)(6)	57	1,249.1	29	496.6	639.5	81.3	11.4	39.9
Ireland (4)(6)	164	732.1	101	79.5	598.3	68.9	11.5	21.3
Total	230	$2,058.3	134	$620.5	$1,274.4	$173.0	12.9%	$82.7

Loan Originations

	# of Loans	Current UPB(5)	WAV Interest Rate	Pre-Promote Ownership%	KW Investment Account (5)
Western U.S.	8	$48.5	10.1%	100.0%	$48.5
Total	8	$48.5	10.1%	100.0%	$48.5

(1) Represents total number of loans at initial acquisition of respective pools.
(2) Unpaid Principal Balance.
(3) Estimated foreign exchange rate is £0.62 = $1 USD and €0.79 = $1 USD.
(4) Represents the amount of cash we would receive if the loans are resolved at par, excluding our promoted interests.
(5) As of September 30, 2014.
(6) Includes three loan portfolios with a total UPB of $564.0 million comprising 19 loans secured by 42 real estate assets from our investment in LSE:KWE.

Kennedy-Wilson Holdings, Inc.
Investment Level Same Property Analysis
(Unaudited)
(Dollars in millions)

Multifamily by Region

Three Months Ended September 30,	Same Property Units	Average % Leased			Total Revenues			Net Operating Income
2014 vs. 2013	2014	2014	2013	% Change	2014	2013	% Change	2014	2013	% Change

Region:
Western U.S.	12,476	94.2%	94.4%	(0.2)%	$54.5	$50.3	8.4%	$34.4	$31.1	10.5%
Japan	2,410	96.0	95.4	0.6%	6.9	7.0	(0.9)%	5.4	5.4	(1.3)%
Ireland	329	98.7	96.9	1.9%	2.1	1.7	19.2%	1.6	1.3	28.1%
Same Property Total	15,215	94.6%	94.6%	—%	$63.5	$59.0	7.6%	$41.4	$37.8	9.4%

Nine Months Ended September 30,	Same Property Units	Average % Leased			Total Revenues			Net Operating Income
2014 vs. 2013	2014	2014	2013	% Change	2014	2013	% Change	2014	2013	% Change

Region:
Western U.S.	10,981	94.5%	94.6%	(0.1)%	$133.7	$124.2	7.7%	$84.7	$77.1	10.0%
Japan	2,410	95.7	95.4	0.3	21.1	20.7	2.0	16.4	15.7	4.3
Ireland	329	98.5	96.3	2.3	6.1	5.3	14.6	4.8	3.9	21.5
Same Property Total	13,720	94.8%	94.8%	—%	$160.9	$150.2	7.1%	$105.9	$96.7	9.5%

Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions

Kennedy-Wilson Holdings, Inc.
Investment Level Same Property Analysis
(Unaudited)
(Dollars in millions)

Commercial by Region

Three Months Ended September 30,	Same Property Square Feet	Average % Occupancy			Total Revenues			Net Operating Income
2014 vs. 2013	2014	2014	2013	% Change	2014	2013	% Change	2014	2013	% Change

Region:
Western U.S.	3,810,340	85.1%	85.4%	(0.4)%	$20.0	$19.7	1.8%	$10.8	$10.3	4.4%
Japan	9,633	100.0	100.0	—	0.1	0.1	—	0.1	0.1	2.3%
United Kingdom	362,358	79.2	77.0	2.8	0.6	0.5	33.7	0.6	0.5	20.3%
Ireland	219,758	100.0	100.0	—	3.0	2.7	12.1	2.8	2.5	9.8%
Same Property Total	4,402,089	85.4%	85.5%	(0.1)%	$23.7	$23.0	3.7%	$14.3	$13.4	6.0%

Nine Months Ended September 30,	Same Property Square Feet	Average % Occupancy			Total Revenues			Net Operating Income
2014 vs. 2013	2014	2014	2013	% Change	2014	2013	% Change	2014	2013	% Change

Region:
Western U.S.	3,636,926	84.7%	83.9%	1.0%	$57.1	$55.5	2.9%	$31.0	$30.6	1.3%
Japan	9,633	100.0	100.0	—	0.3	0.3	—	0.3	0.3	2.0
Ireland	45,105	100.0	100.0	—%	2.4	2.4	0.1	2.0	2.1	(2.4)
Same Property Total	3,691,664	84.9%	84.1%	0.9%	$59.8	$58.2	2.8%	$33.3	$33.0	1.1%

Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions. Excludes data related to approximately 91,000 sq. ft of commercial properties that are either vacant or undergoing lease up.

Kennedy-Wilson Holdings, Inc.
Debt Schedule
(Unaudited)
(Dollars in millions)

	Investment Level			Corporate		KW Share
Maturity	Consolidated	Unconsolidated Debt	KW Share of Consolidated and Unconsolidated Debt	Unsecured Debt
2014	$8.8	$8.6	$8.1	$—		$8.1
2015	129.7	100.4	107.7	—		107.7
2016	65.6	229.6	137.5	—		137.5
2017	210.6	488.8	333.7	—		333.7
2018	333.0	377.1	219.1	—		219.1
2019	749.9	207.5	295.2	350.0	(1)	645.2
2020	217.0	48.8	176.3	—		176.3
2021	207.1	28.4	155.3	—		155.3
2022	24.8	180.6	70.5	—		70.5
2023	77.9	102.6	106.3	—		106.3
Thereafter	25.4	169.3	32.2	355.0	(1)	387.2
Total	$2,049.8	$1,941.7	$1,641.9	$705.0		$2,346.9

(1) Represents principal balance of senior notes.

Weighted average interest rate (KW Share): 4.9%

Weighted average remaining maturity in years (KW Share): 5.8 years

Kennedy Wilson has exposure to fixed and floating rate debt through its consolidated properties and its joint venture investments. The table below details Kennedy Wilson's total consolidated and unconsolidated asset level debt by interest rate type.

(Dollars in millions)	Fixed Rate Debt	Floating with Interest Rate Caps	Floating without Interest Rate Caps	Total Asset Level Debt (2)
Asset Level Debt	$1,961.5	$1,358.6	$671.4	$3,991.5

(2) Represents $2,049.8 million of consolidated asset level debt and $1,941.7 million of unconsolidated asset level debt. 98% of such asset level debt is non-recourse to the Company.